UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Gritstone Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5858 Horton Street, Suite 210

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 12, 2019, the Board of Directors (the “Board”) of Gritstone Oncology, Inc. (the “Company”) appointed Elaine Jones, Ph.D. as a Class III director with an initial term expiring at the Company’s 2021 annual meeting of stockholders. The Board also appointed Dr. Jones to serve on the Audit Committee of the Board (the “Audit Committee”).

As provided in the Company’s Director Compensation Program, as amended (the “Director Compensation Program”), Dr. Jones will receive an annual cash retainer of $35,000 per year and additional annual retainers for committee service as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2019 (the “2019 Proxy Statement”). Under the Director Compensation Program, Dr. Jones was automatically granted an option to purchase 15,942 shares of the Company’s common stock (the “Initial Option”), pursuant to the Company’s 2018 Incentive Award Plan (the “2018 Plan”). The Initial Option will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. In addition, following each annual meeting of the Company’s stockholders, Dr. Jones will automatically be granted an option to purchase 8,570 shares of the Company’s common stock (the “Annual Option”), pursuant to the 2018 Plan. Each Annual Option will vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting, subject to continued service through such date. The Company also entered into the Company’s standard indemnification agreement with Dr. Jones. Please see the descriptions of the Company’s standard indemnification agreement and the 2018 Plan contained in the 2019 Proxy Statement for additional information.

Dr. Jones is not a party to any transaction of the type listed in Item 404(a) of Regulation S-K and does not have any family relationships with any of the Company’s directors or executive officers.

Director Resignation

On September 12, 2019, Peter Svennilson notified the Board of his decision to resign from the Board, effective immediately, for personal reasons, and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Jones filled the vacancies on the Board and Audit Committee left by Mr. Svennilson’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE ONCOLOGY, INC.

Date: September 13, 2019	By:	/s/ Jean-Marc Bellemin
Jean-Marc Bellemin Executive Vice President, Chief Financial Officer